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                                                                    EXHIBIT 15.1



August 12, 2003

The Board of Directors
Beverly Enterprises, Inc.

We are aware of the incorporation by reference in the Beverly Enterprises, Inc. Registration Statements on Form S-3 (No. 333-52708) and on Form S-8 (Nos. 333-41671, 333-41669, 333-66026, 333-41673, 333-42131, 333-66018, 333-54734,
333-101318, 333-87290) of our report dated August 5, 2003 relating to the unaudited condensed consolidated interim financial statements of Beverly Enterprises, Inc. included in its Forms 10-Q for the quarter ended June 30, 2003.

                                              /s/ ERNST & YOUNG LLP